As filed with the Securities and Exchange Commission on February 21, 2020

Registration No. 333-223718

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vale S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Praia de Botafogo 186 — offices 701-1901 — Botafogo Rio de Janeiro, RJ, Brazil (Address of Principal Executive Offices)	22250-145 (Zip Code)

Matching Program

2020 Cycle

(Full Title of the plan)

Vale Americas Inc.

140 E. Ridgewood Avenue, Suite 415

South Tower, Paramus, New Jersey 07652

(Name and address of agent for service)

(416) 687- 6041

(Telephone number, including area code, of agent for service)

with copies to:

Nicolas Grabar
Cleary, Gottlieb, Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-223718) (the “Registration Statement”) of Vale S.A. (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on March 16, 2018. The Registration Statement registered 5,000,000 common shares of the Registrant’s stock (the “Shares”), to be offered pursuant to its Matching Program 2018 Cycle (the “2018 Cycle”).

On April 2, 2019, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to the Registration Statement No. 333-223718 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2019 Cycle.

The purpose of this Post-Effective Amendment No. 2 is to amend the Registration Statement to reflect the terms of an additional plan cycle, the Matching Program 2020 Cycle (the “2020 Cycle”).

Under the 2020 Cycle, as in the 2019 Cycle, Shares will be offered to certain eligible employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees’ own purchase of Shares. No additional securities are being registered hereby.

Table of Contents:

Press Release	3
Signature Page	5

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit number	Document

4.4	Vale Matching Program 2020 Cycle

24	Power of Attorney, incorporated herein by reference to Exhibit 24 to our Registration Statement on Form S-8 (No. 333-223718), filed with the SEC on March 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, Vale certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil on February 21, 2020.

VALE S.A.

By:	/s/ Eduardo Bartolomeo
Name:	Eduardo Bartolomeo
Title:	Chief Executive Officer

By:	/s/ Luciano Siani Pires
Name:	Luciano Siani Pires
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 21, 2020, in respect of Vale.

SIGNATURE	TITLE

/s/ Eduardo Bartolomeo
Eduardo Bartolomeo	Chief Executive Officer

/s/ Luciano Siani Pires
Luciano Siani Pires	Chief Financial Officer

Vale Americas Inc.	Authorized Representative of Vale S.A. in the United States

By: *
Paul Casbar

/s/ José Maurício Pereira Coelho
José Maurício Pereira Coelho	Chairman of the Board of Directors

*
Fernando Jorge Buso Gomes	Vice-Chairman

*
Marcel Juviniano Barros	Director

*
Toshiya Asahi	Director

*
Oscar Augusto de Camargo Filho	Director

*
Lucio Azevedo	Director

José Luciano Duarte Penido	Director

/s/ Roger Allan Downey
Roger Allan Downey	Director

Murilo Cesar Lemos dos Santos Passos	Director

Patricia Gracindo Marques de Assis Bentes	Director

Eduardo de Oliveira Rodrigues Filho	Director

Sandra Maria Guerra de Azevedo	Director

Isabella Saboya de Albuquerque	Director

*By:	/s/ Luciano Siani Pires
Name:	Luciano Siani Pires
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit number	Document

4.4	Vale Matching Program 2020 Cycle

24	Power of Attorney, incorporated herein by reference to Exhibit 24 to our Registration Statement on Form S-8 (No. 333-223718), filed with the SEC on March 16, 2018